Exhibit 99.3

STOCK OPTION AGREEMENT

AGREEMENT, made as of the 1st day of May, 2014 by and between Kitara Media Corp., a Delaware corporation (“Company”), and Ironbound Partners Fund, LLC (“Holder”).

WHEREAS, the Holder desires to acquire this Option on the terms and conditions set forth in this Agreement;

IT IS AGREED:

1.         Grant of Stock Option. The Company hereby grants to the Holder the right and option to purchase all or any part of an aggregate of 750,000 shares of the Common Stock (“Option Shares”) on the terms and conditions set forth herein.

2.         Non-Incentive Stock Option. The Option represented hereby is not intended to be an Option that qualifies as an “Incentive Stock Option” under Section 422 of the Internal Revenue Code of 1986, as amended.

3.         Exercise Price. The exercise price (“Exercise Price”) of the Option is $___ per share, subject to adjustment as hereinafter provided.

4.         Exercisability. Subject to the terms and conditions of this Agreement, this Option shall become exercisable in full on the date hereof and shall remain exercisable except as otherwise provided herein, until the close of business on April 30, 2019 (the “Exercise Period”).

5.         Intentionally Omitted.

6.         Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Holder for Federal income tax purposes with respect to the Option, the Holder shall pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount (“Withholding Tax”). The obligations of the Company pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any Withholding Taxes from any payment of any kind otherwise due to the Holder from the Company.

7.         Adjustments. In the event of any change in the shares of Common Stock of the Company as a whole occurring as the result of a common stock split, or reverse split, common stock dividend payable on shares of Common Stock, combination or exchange of shares, or other extraordinary or unusual event occurring after the grant of the Option, the Board shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of this Option. Any such adjustments will be made by the Board, whose determination will be final, binding and conclusive.

8.        Method of Exercise.

8.1.         Notice to the Company. The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice and of the Withholding Taxes, if any.

8.2.         Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Holder as soon as practicable after payment therefor.

8.3.         Payment of Purchase Price.

8.3.1.         Cash Payment. The Holder shall pay the Exercise Price in cash, by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

8.3.2.         Payment of Withholding Tax. Any required Withholding Tax may be paid in cash or with Common Stock in accordance with Section 8.3.1.

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8.3.3.         Exchange Act Compliance. Notwithstanding the foregoing, the Company shall have the right to reject payment in the form of Common Stock if in the opinion of counsel for the Company, (i) it could result in an event of “recapture” under Section 16(b) of the Securities Exchange Act of 1934; (ii) such shares of Common Stock may not be sold or transferred to the Company; or (iii) such transfer could create legal difficulties for the Company.

9.       Transfer. The Stock Option shall not be transferable by the Holder other than by will or by the laws of descent and distribution, and the Option shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative).

10.      Company Representations. The Company hereby represents and warrants to the Holder that:

(i)          the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

(ii)         the Option Shares, when issued and delivered by the Company to the Holder in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

11.      Holder Representations. The Holder hereby represents and warrants to the Company that:

(i)           it is acquiring the Option and shall acquire the Option Shares for its own account and not with a view towards the distribution thereof;

(ii)          it has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Exchange Act, within the last 24 months and all reports issued by the Company to its stockholders;

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(iii)         it understands that it is subject to the Company’s Insider Trading Policy and has received a copy of such policy as of the date of this Agreement;

(iv)         it understands that it must bear the economic risk of the investment in the Option Shares, which cannot be sold by it unless they are registered under the Securities Act of 1933 (“1933 Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

(v)          it has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

(vi)         it is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

(vii)        if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legends:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

“The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement dated as of May 1, 2014, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

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12.      Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Holder hereby agrees that it shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by it without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, (ii) the Holder has furnished the Company with notice of such proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt, and (iii) such transfer is in compliance with the Company’s Insider Trading Policy, as in effect at such time.

13.      Miscellaneous.

13.1.       Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier to the parties at their respective addresses set forth herein, or to such other address as either party shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

13.2.       Holder and Stockholder Rights. The Holder shall not have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option. Nothing contained in this Agreement shall be deemed to confer upon Holder any right to employment or consultancy with the Company or any subsidiary thereof.

13.3.       Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

13.4.       Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Holder and the Company.

13.5.       Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

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13.6.       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).

13.7.       Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above:

KITARA MEDIA CORP.

By:
Name:
Title:

HOLDER:

IRONBOUND PARTNERS FUND, LLC

By:
Name:
Title:

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EXHIBIT A

FORM OF NOTICE OF EXERCISE OF OPTION

___________________

                DATE

KITARA MEDIA CORP.

525 Washington Blvd

Suite 2620

Jersey City, New Jersey 07310

Attention: Chief Executive Officer

Re:        Purchase of Option Shares

Gentlemen:

In accordance with my Stock Option Agreement dated as of May 1, 2014 with Kitara Media Corp. (“Company”), I hereby irrevocably elect to exercise the right to purchase _________ shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), which are being purchased for investment and not for resale.

As payment for my shares, enclosed is (check and complete applicable box[es]):

☐	a [personal check] [certified check] [bank check] payable to the order of “Kitara Media Corp.” in the sum of $_________; and/or

☐	confirmation of wire transfer in the amount of $_____________.

I hereby represent and warrant to, and agree with, the Company that:

(i)        I am acquiring the Option Shares for my own account, for investment, and not with a view towards the distribution thereof;

(ii)       I have received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

(iii)      I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 (“1933 Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

(iv)     I agree that I will not sell, transfer by any means or otherwise dispose of the Option Shares acquired by me hereby except in accordance with Company’s policy, if any, regarding the sale and disposition of securities owned by employees and/or directors of the Company;

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(v)       I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

(vi)     my rights with respect to the Option Shares shall, in all respects, be subject to the terms and conditions of the Agreement.

(vii)    I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

(viii)   if, at the time of issuance of the Option Shares, the issuance of such shares have not been registered under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legends:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

“The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement dated as of May 1, 2014, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

(ix)      I am aware and understand that I may be subject to an Insider Trading Policy.

Kindly forward to me my certificate at your earliest convenience.

Very truly yours,

(Signature)	(Address)

(Print Name)

(Social Security Number)

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